UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Wellman, Inc.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	04-1671740 (I.R.S. Employer Identification No.)
1040 Broad St., Suite 302, Shrewsbury, NJ (Address of Principal Executive Offices)	07702 (Zip Code)

Wellman, Inc. Retirement Plan and Trust
(Full title of the plan)
Keith Phillips
Wellman, Inc., 1040 Broad St., Shrewsbury, NJ 07702
(Name and address of agent for service)

(732) 935-7318
(Telephone number, including area code, of agent for service)
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of		maximum	maximum
securities		offering	aggregate	Amount of
to be	Amount to be	price per	offering	registration
registered*	registered*	share**	price**	fee

Common Stock, $.001 par value	300,000 shares	$19.72	$5,916,000	$1,562

*Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Wellman, Inc. Retirement Plan and Trust. This Registration Statement also covers Common Stock Purchase Rights that automatically accompany the Common Stock for no additional consideration.

** Based on the average of the high and low prices of the Company's Common Stock reported on June 5, 2000.

Pursuant to Rule 429 of the rules and regulations of the Commission under the Securities Act of 1933, as amended, the Prospectus contained herein relates also to Registration Statement Nos. 33-44877, 33-22459, 33-38491 and 33-54075.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

There are incorporated herein by reference the following documents:

1. The Plan's Annual Report on Form 11-K for the year ended December 31, 1998, as filed with the Commission pursuant to the Exchange Act of 1934 of 1934, as amended (the "Exchange Act").

2. The Company's Annual Report on Form 10-K for the year ended December 31, 1999, as filed with the Commission pursuant to the Exchange Act.

3. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, as filed with the Commission pursuant to the Exchange Act.

4. The Company's Registration Statement on Form 8-A, as amended, which incorporated by reference the description of the Company's Common Stock contained in the Company's Registration Statement on Form S-1, filed with the Commission pursuant to the Securities Act of 1933, as amended.

5. All other documents filed by the Company or the Plan pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and such document shall be deemed to be a part hereof from the date of filing of such document.

Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Items 4-7, 9.

This Registration Statement relates to 300,000 additional shares of Wellman, Inc. Common Stock that may be issued pursuant to the Wellman, Inc. Retirement Plan and Trust. The contents of the Company's Registration Statements on Form S-8 (Registration Nos. 33-44877, 33-22459, 33-38491 and 33-54075) relating to the Plan are hereby incorporated by reference.

Item 8. Exhibits.
Exhibit No.	Description
5 23(a) 23(b) 24	Opinion of Duane, Morris & Heckscher LLP re: legality Consent of Ernst & Young LLP Consent of KPMG Power of Attorney (included on signature page)

SIGNATURES AND AMENDMENTS

Each person whose signature appears below hereby authorizes the President or the Chief Financial Officer of the Registrant, or any one of them, to execute in the name of each person, and to file, an amendment or amendments to this Registration Statement, which amendment may make such other changes in this Registration Statement as said officer or officers so acting deem(s) advisable.

Registrant: Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shrewsbury, State of New Jersey, on June 7, 2000.

WELLMAN, INC. By: /s/ Thomas M. Duff Thomas M. Duff Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 7, 2000.

Signatures	Title
/s/ Thomas M. Duff Thomas M. Duff	Chairman, Chief Executive Officer and Director
/s/ Keith R. Phillips Keith R. Phillips	Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)
/s/ Mark J. Rosenblum Mark J. Rosenblum	Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)
/s/ James B. Baker James B. Baker	Director
/s/ Clifford J. Christenson Clifford J. Christenson	Director
/s/ Richard F. Heitmiller Richard F. Heitmiller	Director

/s/ Gerard J. Kerins Gerard J. Kerins	Director
/s/ James E. Rogers James E. Rogers	Director
/s/ Marvin O. Schlanger Marvin O. Schlanger	Director
/s/ Roger A. Vandenberg Roger A. Vandenberg	Director

Plan: Pursuant to the requirements of the Securities Act of 1933, the Employee Benefits Committee has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shrewsbury, State of New Jersey, on June 7, 2000.

WELLMAN, INC. RETIREMENT PLAN By: /s/ Keith R. Phillips Keith R. Phillips Member, Employee Benefits Committee